UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest events reported)    October 22, 2002
                                                    ---------------------------
                                                     (October 21, 2002)
                                                    ---------------------------



                               PNM RESOURCES, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


         New Mexico                 Commission                 85-0468296
----------------------------   File Number 333-32170    -----------------------
(State or Other Jurisdiction               ---------       (I.R.S. Employer
     of Incorporation)                                  Identification) Number)



Alvarado Square, Albuquerque, New Mexico                         87158
----------------------------------------                         -----
(Address of principal executive offices)                      (Zip Code)



                          (505) 241-2700 (Registrant's
                     telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.  Other Events

The following is a press release issued by the Company on October 21, 2002.

                  PNM Contracts for 204 Megawatts of Wind Power

ALBUQUERQUE, N.M., October 21, 2002 - PNM, a wholly-owned subsidiary of PNM Resources (NYSE:PNM), has entered into an agreement with FPL Energy LLC, a subsidiary of FPL Group, Inc. (NYSE: FPL) to develop a 204-Megawatt wind generation facility in New Mexico.

FPL Energy will build, own and operate the New Mexico Wind Energy Center, consisting of 136 wind-powered turbines on a site in eastern New Mexico. PNM will buy all the power generated under a long-term contract. Construction of the wind energy site is expected to begin later this year. Construction on a facility of this size typically takes six to nine months to complete.

"This project represents a significant step forward in reducing our reliance on fossil fuel generation," said PNM Resources Chairman, President, and Chief Executive Officer Jeff Sterba. "For PNM, the Wind Energy Center will provide a long-term, competitively priced power source both for New Mexicans and for the wholesale power market in the Southwest."

PNM will ask the New Mexico Public Regulation Commission (PRC) to approve a voluntary tariff that will allow PNM retail customers to buy wind-generated electricity for a small monthly premium. Power from the facility not subscribed by PNM jurisdictional customers under the voluntary program will be sold on the wholesale market, either within New Mexico or outside of the state.

Sterba said PNM is buying the clean energy for several reasons: its environmental benefits for New Mexico; interest within the state in renewable energy; prospects for renewable energy on the wholesale energy market; and the strength this particular wind contract will bring to PNM's competitive generation portfolio and its overall fuel mix.

FPL Energy, headquartered in Juno Beach, Fl., is the nation's leader in wind energy, with 26 wind facilities in operation in nine states. The company is also a leading independent producer of clean energy from natural gas, solar energy and hydroelectric power, generating more than 80 percent of its power from clean and renewable sources. It has a total of 91 facilities, with nearly 11,300 megawatts of capacity in operation, under construction or announced development in 22 states. It is a subsidiary of FPL Group, Inc., nationally known as a high quality, efficient and customer-driven organization focused on energy-related products and services, and the parent of Florida Power & Light, Florida's largest electric utility serving four million customer accounts.

PNM is the principal subsidiary of PNM Resources, an energy holding company based in Albuquerque. PNM provides natural gas service to 441,000 gas customers and electric utility service to 378,000 customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

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


SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               PNM RESOURCES, INC.
                                  ---------------------------------------------
                                                   (Registrant)


Date:  October 22, 2002                         /s/ John R. Loyack
                                  ---------------------------------------------
                                                  John R. Loyack
                                   Vice President and Chief Accounting Officer
                                  (Officer duly authorized to sign this report)


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